EXHIBIT 2


                             PUT AND CALL AGREEMENT

     THIS PUT AND CALL AGREEMENT (the "AGREEMENT") is made as of the 4th day of October, 2001, by and between the entities and individuals set forth in EXHIBIT A (the "GALARDI GROUP"), and the entities and individuals set forth on EXHIBIT B hereto (the "ZEMEL GROUP").

                                    RECITALS:

     A. GALARDI GROUP wishes to grant a put to ZEMEL GROUP whereby GALARDI GROUP would be obligated to purchase up to 400,000 shares of common stock, par value $.01 per share, of American Spectrum Realty, Inc. (the "AQQ Shares") from ZEMEL GROUP, under the terms and conditions of this Agreement.

     B. ZEMEL GROUP wishes to grant a call to GALARDI GROUP whereby ZEMEL GROUP would be obligated to sell up to 400,000 AQQ Shares to GALARDI GROUP, under the terms and conditions of this Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GALARDI GROUP and ZEMEL GROUP agree as follows:

     1. THE PUT. GALARDI GROUP hereby grants to ZEMEL GROUP the option (the "PUT") to sell to GALARDI GROUP 400,000 AQQ shares, or any part thereof, at a price of $13.50 per share on the first anniversary of the beginning of trading of the AQQ Shares (the "EXERCISE DATE").

     2. THE CALL. ZEMEL GROUP hereby grants to GALARDI GROUP the option (the "CALL") to purchase from ZEMEL GROUP 400,000 AQQ Shares, or any part thereof, at a price of $16.50 per share on the Exercise Date.

     3. COSTS AND EXPENSES. Each party shall be responsible for their own costs and expenses. Any transfer fees shall be borne by the ZEMEL GROUP.

     4. EXERCISE OF THE PUT. ZEMEL GROUP may exercise the Put by giving written notice thereof to GALARDI GROUP, within three business days of the Exercise Date, in writing (the "NOTICE OF EXERCISE OF PUT"). Within three business days' of receipt of the Notice of Exercise of Put, GALARDI GROUP shall deliver to ZEMEL GROUP in good funds the full exercise price for the shares exercised under the Put and within three days after receipt of such funds ZEMEL GROUP will deliver to GALARDI GROUP the AQQ Shares, duly endorsed for transfer with all necessary documentary and transfer stamps attached thereto. ZEMEL GROUP represents and warrants that the AQQ Shares so transferred will be transferred to GALARDI GROUP with good and marketable title.
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     5. EXERCISE OF THE CALL. GALARDI GROUP may exercise the Call by giving written notice thereof to ZEMEL GROUP, within three business days of the Exercise Date, together with good funds in the full amount of the exercise price for the shares exercised under the Call (the "NOTICE OF EXERCISE OF CALL"). Within three business days' of receipt of the Notice of Exercise of Call, ZEMEL GROUP shall deliver to GALARDI GROUP the number of AQQ Shares as are exercised under the Call, duly endorsed for transfer with all necessary documentary and transfer stamps attached thereto. ZEMEL GROUP represents and warrants that the AQQ Shares so transferred will be transferred to GALARDI GROUP with good and marketable title.

     6. ANTI-DILUTION PROVISIONS. If, subsequent to the date of this Agreement, but prior to the Exercise Date, American Spectrum Realty, Inc. ("AQQ") shall, by subdivision, combination or reclassification of securities or otherwise, change any of the AQQ Shares into the same or a different number of securities of any class or classes, the number and type of shares that are the subject of the Put and of the Call shall thereafter be converted into the kind and number of shares or other securities or property of AQQ, or the adjusted purchase price, to which the holder would have been entitled if immediately prior to such change the holder had exercised the Put or Call on the AQQ Shares.

     7. LIST OF ZEMEL GROUP OWNERSHIP. EXHIBIT C lists all units in the Sierra and Nooney Partnerships owned by the ZEMEL GROUP. No affiliate of the ZEMEL GROUP (other than an entity included in the ZEMEL GROUP) owns any units in any of the Sierra and Nooney Partnerships. For purposes hereof (i) "Sierra and Nooney Partnerships" means Nooney Income Fund Ltd., L.P., Nooney Income Fund Ltd. II L.P., Nooney Real Property Investors-Two L.P., Sierra Pacific Development Fund, SPDF-II, Sierra Pacific Development Fund III, Sierra Pacific Institutional Properties V and Sierra Pension Investors '84 and (ii) "affiliate" shall have the same meaning as Rule 405 under the Securities Act of 1933, as amended.

     8. STANDSTILL. Subject to GALARDI GROUP not being in default of any material provision of this Agreement and subject to the roll-up being completed, ZEMEL GROUP agrees that prior to the second anniversary of the date of this Agreement, neither it nor any person who is its Affiliate as that term is defined under Rule 405 of the Securities Act of 1933, as amended, will, without the prior written consent of the general partner of any of the Sierra and Nooney Partnerships, as defined above, or the Chief Executive Officer of American Spectrum Realty, Inc. ("American Spectrum"), which consent may be withheld for any reason, directly or indirectly, (i) seek or propose to enter into, directly or indirectly, any merger, consolidation, business combination, sale or acquisition of assets, liquidation, dissolution or other similar transaction involving any of the Sierra and Nooney Partnerships or American Spectrum, (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" or "consents" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote any voting securities of any of the Sierra and Nooney Partnerships or American Spectrum or otherwise communicate with any limited partners of the Sierra and Nooney Partnerships or the shareholders of American Spectrum with respect to any proposal being submitted to them for their vote or consent, (iii) disclose in writing to any third party any intention, plan or arrangement inconsistent with these terms, unless required by law or regulation, or (iv) loan money to, advise (other than to dissuade), assist or encourage any person in connection with any action inconsistent with these terms.

     9. INSTRUCTIONS ON BEHALF OF ZEMEL GROUP; POWER AND AUTHORITY. All instructions, notices and deliveries pursuant to this Agreement to GALARDI GROUP or to any third parties on behalf of the ZEMEL GROUP, and all payments, notices and deliveries pursuant to this Agreement by GALARDI GROUP to ZEMEL GROUP shall be made by, and only by, Barry Zemel or his assignee. Should Barry Zemel be incapable of giving such instructions, notices or deliveries or of accepting such payments, notices and deliveries, than ________________ shall be authorized to give instructions pursuant to this Agreement on behalf of the ZEMEL GROUP. Barry Zemel warrants and represents that he has the power and authority of execute this Agreement on behalf of ZEMEL GROUP.

     10. INSTRUCTIONS ON BEHALF OF GALARDI GROUP; POWER AND AUTHORITY. All instructions, notices and deliveries pursuant to this Agreement to ZEMEL GROUP or to any third parties on behalf of the GALARDI GROUP, and all payments, notices and deliveries pursuant to this Agreement by ZEMEL GROUP to GALARDI GROUP shall be made by, and only by, John N. Galardi or his assignee. Should John N. Galardi be incapable of giving such instructions, notices or deliveries or of accepting such payments, notices and deliveries, than ________________ shall be authorized to give instructions pursuant to this Agreement on behalf of the GALARDI GROUP. John N. Galardi warrants and represents that he has the power and authority to execute this Agreement on behalf of GALARDI GROUP.

     11. PRO-RATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. All dividends or other distributions on any AQQ Shares that are the subject of an exercise under the Put or the Call shall be prorated between ZEMEL GROUP and GALARDI GROUP in proportion to the number of days that such AQQ Shares were held by each party during the quarter which contains the Exercise Date.

     12. TRADING IN AQQ SHARES. Nothing in this Agreement shall be construed as preventing either GALARDI GROUP of ZEMEL GROUP from trading in AQQ Shares during or after the term of this Agreement.

     13. RIGHTS OF THE GALARDI GROUP. Nothing in this Agreement shall be interpreted as granting any rights of ownership, including but not limited to the right to vote the AQQ Shares or the right to receive dividends or distributions on the AQQ Share, to GALARDI GROUP prior to his exercising the Call and paying the full exercise price to ZEMEL GROUP.

     14. MISCELLANEOUS. This Agreement shall be governed by the laws of the State of Arizona without regard to any conflict of law provisions contained therein. This Agreement shall not be amended, altered or otherwise modified except in writing signed by the parties. This Agreement constitutes the complete and exclusive statement of its terms, and all prior negotiations, representations, statements or promises relating to the topics covered herein which are at variance with the terms hereof have been superseded by this final expression of the agreement of the parties.

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
     IN WITNESS WHEREOF, the parties have executed this Put and Call Agreement as of the day and year first set forth above.

GALARDI GROUP:                               ZEMEL GROUP:


/s/ John N. Galardi                          /s/ Barry Zemel
---------------------------------            ---------------------------------
John N. Galardi                              Barry Zemel,
                                             Authorized Representative


/s/ William J. Carden
---------------------------------
William J. Carden


CGS REAL ESTATE COMPANY, Inc.,
a Texas corporation


By: /s/ William J. Carden
    --------------------------
Its: President

                                    EXHIBIT A


                                THE GALARDI GROUP


                                 John N. Galardi
                                William J. Carden
               CGS Real Estate Company, Inc., a Texas corporation

                                   Exhibit A-1

                                    EXHIBIT B


                                 THE ZEMEL GROUP

                                                             TOTAL
                                                             SHARES
                                                             ------
               Prizm Investment                              21,047
               Barry Zemel CPA MPPP                           3,697
               Baseline Investment                           33,866
               Summitt Venture                                6,894
               Deuce Investment                              73,275
               Ira Gaines                                   137,593
               IG Holdings                                    7,578
               Hintzin Capital Group                         10,198
               Paradise Wire PP                              23,731
               Sunshine Wire PP                               6,874
               Larry Rogoff                                   8,304
               Hereford / Windy Hill / Bridle                23,479
               MacKenzie Patterson                           53,122
               Riley Bower                                   31,970
                                                           --------
               Total Shares                                 441,628

                                   Exhibit B-1